Exhibit 99.1

QUARTER ENDED JUNE 30, 2014 II 1 Second Quarter Overview As of June 30, 2014 SUMMARY Special distribution authorized for shareholders payable in September Sale of 1875 Lawrence completed May 30, 2014 Same-store improvements (year-over-year) Significant operational improvements continue at Courtyard Kauai Advisory service agreement modified The Courtyard by Marriott in Kauai, Hawaii Positive Outlook The investments of Behringer Harvard Opportunity REIT II, Inc. (the Company) are continuing to perform. We have a strong balance sheet that positions us to successfully execute our value-creation strategies. We are continuing our prudent approach to managing the Company, and we feel our improved operating performance is positioning us for value appreciation and enhanced returns to shareholders. Sale of 1875 Lawrence in Denver, Colorado With the completed sale of the office building at 1875 Lawrence on May 30, the Company has full-cycled seven significant assets. The sales price of this office building was $46.7 million, resulting in $30 million in proceeds to the Company. Our successful exit strategy included a $2.5 million renovation campaign that began in 2013 and was completed in the first quarter of 2014. Combined with an active leasing program, these efforts generated significant interest from potential tenants and buyers, ultimately resulting in an attractive sales price. In our view, this sale was a desirable outcome for the Company as it reduced overall leasing risk while providing a positive return on the investment in this property. Special Distribution The Company’s board of directors authorized a special cash distribution of $0.50 per share payable on September 18, 2014 to stockholders of record at the close of business on September 15, 2014. We are pleased that the Company’s continued strong performance has enabled this special distribution. It reflects the successful sale of selected portfolio assets and the continued improvement in property operations. When paid, this special cash distribution of $0.50 per share will increase the total cumulative special cash distributions to $1.00 per share paid to shareholders to date. The board will continue to evaluate the possibility of an additional special cash distribution either later this year or in early 2015. Factors considered in this evaluation will include the performance of the Company’s asset portfolio and anticipated future sales of assets, as well as requirements to maintain our favorable REIT tax status and sufficient flexibility in our balance sheet. In accordance with the Company’s valuation policy, the most recent estimated share value of $10.09, which was established in August 2013, will automatically be adjusted by the amount of the special distribution to a revised share value of $9.59. The Company expects to complete the next estimated share valuation before the end of this calendar year.

QUARTER ENDED JUNE 30, 2014 II Improved Financial Performance During the second quarter of 2014, we continued to see improvement in the operations of the Company. Same store data for the second quarter of 2014 improved quarter-over-quarter and year-over-year. PORTFOLIO SUMMARY As of June 30, 2014 Twelve portfolio investments consisting of: 6 multifamily/student housing 3 office 1 hospitality 1 self-storage 1 mezzanine loan for a multifamily development Same Store Operating Metrics Three Months Ended June 30, 2014 versus Three Months Ended June 30, 2013 Six Months Ended June 30, 2014 versus Six Months Ended June 30, 2013 Rental Revenue Increased 3.6% Increased 5.1% Property Operating Expenses Increased 3.1% Increased 2.3% Operational Improvements at Courtyard Kauai Courtyard by Marriott in Kauai (Courtyard Kauai) continues to be a major success story for the Company, reflecting continued strength in group business and food and beverage sales and successful implementation of operating efficiencies. The operating results for Courtyard Kauai improved significantly year-over-year and quarter-over-quarter. Hotel Operating Metrics Three Months Ended June 30, 2014 versus Three Months Ended June 30, 2013 Six Months Ended June 30, 2014 versus Six Months Ended June 30, 2013 Hotel Revenue Increased 21.9% Increased 21.3% Hotel Operating Expenses Increased 9.3% Increased 9.5% Occupancy Rate Increased 11% Increased 8% Average Daily Rate Increased 12% Increased 14% Revenue Per Available Room Increased 26% Increased 23% Arbors Harbor Town in Memphis, Tennessee 12 portfolio investments overall Modification of Advisory Service Agreement During the second quarter, the Company’s board of directors and the Advisor modified the advisory agreement to reduce certain service fees paid to the Advisor or its affiliates going forward. The new fee structure is expected to result in estimated savings of $1 million for 2014, representing annual savings of approximately $0.04 per share. Additional savings are anticipated through the Company’s remaining operating period. 2

II

QUARTER ENDED JUNE 30, 2014

BEHRINGERHARVARD
OPPORTUNITY REIT II, INC.

Conclusion

We will continue to manage the asset portfolio consistent with our value-creation objectives to maximize the ultimate return to investors. Our goals are to:

- Target income-producing acquisitions in markets with strong or recovering economies where strong job growth is expected.
- Stabilize and grow the cash flowing from our existing asset portfolio.
- Pursue selective asset sales as attractive opportunities may arise.

Financial Highlights

(in thousands, except per share amounts)	*3 mos. ended June 30, 2014*	*3 mos. ended June 30, 2013*	*6 mos. ended June 30, 2014*	*6 mos. ended June 30, 2013*
FFO	$ 532	$ (51)	$ 1,215	$ (869)
FFO per share	$ 0.02	$ -	$ 0.05	$ (0.03)
(in thousands)	*As of June 30, 2014*	*As of Dec. 31, 2013*		
Total assets	$ 402,197	$ 414,375		
Total liabilities	$ 203,897	$ 221,586		

Reconciliation of FFO to Net Income

(in thousands, except per share amounts)	*3 mos. ended June 30, 2014*	*3 mos. ended June 30, 2013*	*6 mos. ended June 30, 2014*	*6 mos. ended June 30, 2013*
Net income attributable to the Company	$ 9,184	$ 6,015	$ 6,300	$ 1,682
Adjustments for[1]:				
Real estate depreciation and amortization[2]	2,793	4,503	6,360	8,018
Gain on sale of real estate[3]	(11,445)	(10,569)	(11,445)	(10,569)
FFO[4]	$ 532	$ (51)	$ 1,215	$ (869)
GAAP weighted average shares: Basic and diluted	25,993	26,039	26,002	26,046
FFO per share	$ 0.02	$ -	$ 0.05	$ (0.03)
Net income per share	$ 0.35	$ 0.23	$ 0.24	$ 0.06

[1]Reflects continuing operations, as well as discontinued operations. There were no discontinued operations for the three- and six-month periods ended June 30, 2014.
[2]Includes our consolidated amount and the noncontrolling interest adjustment for the third party partners' shares.
[3]For the three- and six-month periods ended June 30, 2014, includes the gain on the sale of real estate related to the 1875 Lawrence office building. For the three- and six-month periods ended June 30, 2013, includes our proportionate share of the gain on the sale of real estate related to the remaining three buildings at Interchange Business Center.
[4]FFO should not be considered as an alternative to net income (loss), or as indications of our liquidity, nor is it either indicative of funds available to meet our cash needs, including our ability to fund distributions. FFO should be reviewed in connection with other GAAP measurements. A reconciliation of FFO and FFO-per-share to net income can be found in our second quarter Form 10-Q on file with the SEC.

THIRD QUARTER UPDATE CALL

THURSDAY
DEC.
4

We hope you will join us for the third quarter update call on Thursday, December 4, 2014 at 1:00 p.m. Central Time. We will send further details about this call in your next quarterly statement.



Wimberly at Deerwood in Jacksonville, Florida

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II 15601 Dallas Parkway, Suite 600 Addison, TX 75001 866.655.3600 behringerinvestments.com FORWARD-LOOKING STATEMENTS This material contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT II, Inc. that are based on our current expectations, estimates, forecasts, and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Such factors include those described in the Risk Factors sections of Behringer Harvard Opportunity REIT II, Inc.’s filings with the Securities and Exchange Commission. Forward-looking statements in this material speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Published 09/14 © 2014 Behringer 2485-1 OP2 Q2 Report 2014 4